================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              EVANS BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 March 20, 2001


To Our Shareholders:

         On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Shareholders of Evans Bancorp, Inc. The Annual Meeting this year will be held at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 24, 2001 at 9:00 A.M. The formal Notice of the Annual Meeting is set forth on the following page.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the 2001 Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the re-election of Phillip Brothman, David M. Taylor, and Thomas H. Waring, Jr. as Directors for a three year term, and the election of Robert G. Miller, Jr. and James Tilley as Directors for a two year term. Mr. Miller has been nominated to complete the term of Mr. Stevenson who retired in December of 2000, and Mr. Tilley has been nominated to complete the term of Mr. Craig who passed away in December of 2000.

TO VOTE:

         The vote of each shareholder is important, regardless of whether or not you attend the Annual Meeting. I urge you to sign, date, and return the enclosed Proxy Card as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. Simply remove the white Proxy Card from the bottom of the mailing form and return it in the postage-paid envelope provided. If you are voting "FOR" the re-election of the nominated directors, you need only sign the Proxy Card.

         VOTING IS TABULATED BY AN INDEPENDENT FIRM; THEREFORE, TO ENSURE THAT YOUR VOTE IS RECEIVED IN A TIMELY MANNER, PLEASE MAIL THE WHITE PROXY CARD IN THE ENVELOPE PROVIDED - DO NOT RETURN THE PROXY CARD TO THE BANK.

TO ATTEND THE ANNUAL MEETING:

         The Annual Meeting will include a Continental Breakfast. To ensure that our reservation count will be accurate, if you plan to attend the meeting, please complete the yellow postage-paid reservation card that is included with your proxy material and return it to the Bank.

         IF YOU WILL BE ATTENDING THE ANNUAL MEETING, THE YELLOW RESERVATION POSTCARD MUST BE RETURNED TO THE BANK.

         PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE ANNUAL MEETING, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.

         Thank you for your confidence and support.

                                                     Sincerely,



                                                     James Tilley

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 2001

         The Thirteenth Annual Meeting of Shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), will be held on Tuesday, April 24, 2001 at 9:00 a.m. at Romanello's South, 5793 South Park Avenue, Hamburg, New York, for the following purpose:


         (1) To elect five Directors of the Company, three such Directors to hold office for the term of three years and until the election and qualification of their successors; and two such Directors to hold office for the term of two years and until the election and qualification of their successors.

         (2) To act upon such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on March 6, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

         A copy of the Company's Annual Report to Shareholders is enclosed for your reference.

         Please complete and return the enclosed proxy in the accompanying postage-paid, addressed envelope as soon as you have an opportunity to review the attached Proxy Statement.

                       By Order of the Board of Directors

                       Robert W. Allen
                       Secretary



Angola, New York
March 20, 2001

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006

                                 PROXY STATEMENT
                              Dated March 20, 2001

                     For the Annual Meeting of Shareholders
                            to be Held April 24, 2001



                               GENERAL INFORMATION
                               -------------------

         This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Thirteenth Annual Meeting of Shareholders (the "Annual Meeting") to be held at Romanello's South, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 24, 2001 at 9:00 A.M. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

         This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about March 20, 2001.

                                VOTING SECURITIES
                                -----------------

         Only holders of shares of Common Stock of record at the close of business on March 6, 2001 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on March 6, 2001, the Company had outstanding 1,759,601 shares of Common Stock. For all matters to be voted on at the Annual Meeting, holders of Common Stock have one vote per share. A majority of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

         Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Directors named therein and for the other proposals. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         Under the Company's by-laws and the laws of the State of New York, directors of the Company are elected by a plurality of the votes cast in the election. Any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
         --------------------------------------------------------------

         The following table sets forth, as of January 31, 2001, the number (rounded to the nearest whole share) of outstanding shares of Common Stock beneficially owned by (i) each shareholder known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) all directors and nominees of the Company individually, and (iii) by all executive officers and directors as a group:

Name and Address of Beneficial      Nature and Amount of    Percent of
Owner Owning More Than 5%           Beneficial Ownership       Class
-------------------------           --------------------    ---------
Robert W. Allen (1)                        30,356             1.73%

William F. Barrett (2)                    161,345             9.17%
8685 Old Mill Run
Angola, NY 14006

Phillip Brothman (3)                       23,591             1.34%

LaVerne G. Hall (4)                        51,380             2.92%

David C. Koch (5)                          26,298             1.49%

Robert G. Miller, Jr. (6)                  46,411             2.64%

David M. Taylor (7)                         4,290             0.24%

James Tilley (8)                              532             0.03%

Thomas H. Waring, Jr.                         520             0.03%

Directors and Officers as a Group         345,723            19.65%
(11 persons)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)

(1)      Includes 2,824 shares owned by Mr. Allen's wife.

(2) Includes 12,850 shares owned by Mr. Barrett's wife, 30,940 shares owned jointly by Mr. Barrett and his wife and 6,345 shares held for Mr. Barrett's son, as to which he disclaims beneficial ownership.

(3) Includes 1,511 shares owned by Mr. Brothman's wife and 2,762 shares held by a pension plan of which Mr. Brothman is a trustee and a participant.

(4)      Includes 20,230 shares owned by Mr. Hall's wife.

(5) Includes 1,485 shares owned jointly by Mr. Koch and his wife, and 775 shares owned by Mr. Koch's son, as to which he disclaims beneficial ownership.

(6) Includes 9,218 shares held for Mr. Miller's benefit under an escrow agreement dated September 1, 2000 entered into in connection with the acquisition of the assets and business of M&W Group, Inc. by the Company; 106 shares held by Mr. Miller's son, as to which he disclaims beneficial ownership; and 212 shares held by Mr. Miller's daughter, to which he disclaims beneficial ownership.

(7)      Includes 300 shares owned jointly by Mr. Taylor and his wife.

(8) Includes 445 shares owned by Mr. James Tilley, President of Evans Bancorp, Inc., 10 shares held by Mr. Tilley in trust for his grandson, and 77 shares owned jointly by Mr. Tilley and his mother.

(9) Includes 1,000 shares owned by Mr. William Glass, Treasurer of Evans Bancorp, Inc., held jointly with Mr. Glass's wife.

(10) Excludes 8,078 shares owned by the Estate of Richard M. Craig and his wife. Mr. Craig was a director, President and Chief Executive Officer of Evans Bancorp, Inc. until his death on December 29, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
            -------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with by such persons, except that Mr. Miller filed an amendment to his Form 3 to include shares owned by his children.

                              ELECTION OF DIRECTORS
                              ---------------------

         It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees for Directors who are: Phillip Brothman, David M. Taylor, and Thomas H. Waring, Jr. for a term of three years, and Robert G. Miller, Jr. and James Tilley for a term of two years.

         The nominees proposed for election to the Board of Directors are all presently members of the Board.

         Messrs. Brothman, Taylor, and Waring, if elected as Directors, will hold office for three years until the Annual Meeting of Shareholders in 2004 and until their successors are duly elected and qualified. Messrs. Miller and Tilley, if elected as Directors, will hold office for two years until the Annual Meeting of Shareholders in 2003 and until their successors are duly elected and qualified. In the event that any nominee for Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Directors.

                         INFORMATION REGARDING DIRECTORS
                         -------------------------------

         The following table sets forth the names, ages and positions of the Directors of the Company.

            NAME                  AGE          POSITION
            ----                  ---          --------               TERM
    NOMINEES FOR DIRECTORS:                                          EXPIRES
    -----------------------                                          -------
      Phillip Brothman            62        Chairman of the Board,    2001
                                            Director

      Robert G. Miller, Jr.       44        Director                  2001

      David M. Taylor             50        Director                  2001

      James Tilley                59        President, Director       2001

      Thomas H. Waring, Jr.       43        Director                  2001


          DIRECTORS:
          ----------

      Robert W. Allen             75        Secretary, Director       2002

      William F. Barrett          59        Director                  2002

      LaVerne G. Hall             63        Director                  2003

      David C. Koch               65        Director                  2002

         Each Director is elected to hold office for a three year term and until his successor is elected and qualified.

         Mr. Allen has been a Director since 1960. He was the Executive Vice President of the Bank until his retirement in 1988.

         Mr. Barrett has been a Director since 1971. He has been a property developer and real estate manager since 1986.

         Mr. Brothman has been a Director since 1976 and is a partner in the law firm of Hurst, Brothman & Yusick. He was elected Chairman of the Board by the Board of Directors in January, 2001.

         Mr. Hall has been a Director since 1981. He has been retired since
1997.

         Mr. Koch has been a Director since 1979 and is Chairman and Chief Executive Officer of New Era Cap Co., Inc.

         Mr. Miller was appointed by the Board of Directors in January, 2001 to fill the vacancy resulting from the retirement of Richard C. Stevenson. Since September 1, 2000, he has been the President of M&W Agency, Inc., the insurance agency subsidiary of Evans National Bank. From January 1, 1994 to September 1, 2000, he was the President of M&W Group, Inc., an insurance agency.

         Mr. Taylor has been a Director since 1986 and is President of Concord Nurseries, Inc.

         Mr. Tilley was appointed by the Board of Directors in March, 2001 to fill the vacancy resulting from the death of Richard M. Craig. Since January of 1988, he has been the Senior Vice President of the Company, and in January of 2001, he was appointed President of the Company and the Bank.

         Mr. Waring has been a Director since 1998. He is the principal of Waring Financial Group, an insurance and financial services firm.


The committees of the Board of Directors, which are nominated by the Chairman of the Board and approved by the Board of Directors, are as follows:

         LOAN COMMITTEE:
         --------------
         William F. Barrett, Chairman       Robert W. Allen       Phillip Brothman
         David C. Koch                      James Tilley          Thomas H. Waring, Jr.

         The Loan Committee met eleven times during 2000. Its purpose is to review and approve loans exceeding $500,000 or loans that are non-conventional.

         PLANNING COMMITTEE:
         ------------------
         LaVerne G. Hall, Chairman          William F. Barrett     Phillip Brothman
         David C. Koch                      Robert G. Miller, Jr.  James Tilley
         Thomas H. Waring, Jr.

         The Planning Committee met twice in 2000. The Planning Committee is responsible for reviewing the strategic plan of the Bank and actions taken to obtain those objectives.

         LOAN REVIEW COMMITTEE:
         ---------------------
         Phillip Brothman, Chairman         LaVerne G. Hall        David M. Taylor
         James Tilley

         The Loan Review Committee met four times during 2000. Its purpose is to insure the Bank's provision and reserve for credit losses are adequate. The Loan Review Committee meets quarterly with the Bank's Loan Review Officer, who independently conducts the loan review. As a result of her recommendations, loans are graded based upon payment history, credit strength of borrower and other factors. This information is then aggregated to determine the overall adequacy of the credit loss reserve.

         AUDIT COMMITTEE:
         ---------------
         David M. Taylor, Chairman          Phillip Brothman         David C. Koch
         Robert G. Miller, Jr.

         The Audit Committee met four times in 2000. The members of the Audit Committee receive from the internal auditor a quarterly report which describes findings for the prior quarter. The function of the Audit Committee is to insure that the Bank's activities are being conducted in accordance with law, banking rules and regulations, other regulatory and supervisory authorities, and the Bank's internal policies. The Audit Committee also discusses with management and the independent auditor the Company's quarterly reports on SEC Form 10Q prior to release. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable certified public accounting firm. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations. See "Audit Committee Report".

         INSURANCE COMMITTEE:
         -------------------
         William F. Barrett, Chairman       Robert W. Allen       Phillip Brothman
         Robert G. Miller, Jr.              James Tilley

         The Insurance Committee met once in 2000. This committee reviews the coverage of insurance policies of the Bank and monitors costs.

         COMPENSATION COMMITTEE:
         ----------------------
         LaVerne G. Hall, Chairman          William F. Barrett     Phillip Brothman
         David C. Koch                      James Tilley           Thomas H. Waring, Jr.

         The Compensation Committee met once during 2000. Its purpose is to review management's recommendation as it relates to job classification, salary ranges and annual merit increases. The committee also reviews fringe benefits. The Compensation Committee also establishes the compensation of the Executive Officers of the Company. See "Compensation Committee Report on Executive Compensation".

         The Board of Directors of the Company met twelve times during 2000. Each incumbent director of the Company, except for Mr. Koch, attended at least 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.


                            COMPENSATION OF DIRECTORS
                            -------------------------

         For the year 2000, members of the Board of Directors were compensated at the rate of $850 per meeting, with the Secretary receiving $925 per meeting. Total directors' fees during 2000 amounted to $132,603

(including committee fees and $30,783 of deferred compensation). Effective January 1, 2001, Mr. Brothman will also receive $35,000 per year, payable monthly, for serving as the Chairman of the Board of Directors of the Company and the Bank.

                             EXECUTIVE COMPENSATION
                             ----------------------

         There is shown below information concerning the annual and long-term compensation for service in all capacities to the Company for the years 2000, 1999, and 1998 of the Chief Executive Officer, Senior Vice President of Administration, Senior Vice President of the Loan Division, and President of M&W Agency, Inc. No other executive officer earned in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                                     COMPENSATION
                               =======================================       =====================================================
                                                                                AWARDS          PAYOUTS
NAME OF AND                                                                      STOCK         LONG-TERM
PRINCIPAL                                                                       OPTION         INCENTIVE           ALL OTHER
POSITION               YEAR       SALARY        BONUS      OTHER(1)            (SHARES)         PAYOUTS          COMPENSATION
--------               ----       ------        -----      --------            --------         -------          ------------
Richard M. Craig       2000       $179,730      $8,000     $3,594               -0-             -0-                 -0-
President & CEO        1999       $169,769     $15,000     $3,395               -0-             -0-                 -0-
                       1998       $160,308     $20,000     $3,206               -0-             -0-                 -0-

James Tilley           2000       $122,412     $12,500     $2,448               -0-             -0-                 -0-
Senior Vice            1999       $115,820     $10,500     $2,316               -0-             -0-                 -0-
President              1998       $109,335     $14,000     $2,187               -0-             -0-                 -0-

William R. Glass       2000       $115,022     $12,500     $2,300               -0-             -0-                 -0-
Senior Vice            1999       $109,614     $10,500     $2,192               -0-             -0-                 -0-
President              1998       $102,945     $14,000     $2,059               -0-             -0-                 -0-

Robert G. Miller, Jr.  2000        $40,752         -0-        -0-               -0-             -0-                 -0-
President
M&W Agency, Inc.


---------------------

(1) Includes the Bank's contribution to the Employee Savings Plan made for the benefit of Mr. Craig of $3,594 in 2000, $3,395 in 1999, and $3,206
         in 1998; for the benefit of Mr. Tilley of $2,448 in 2000, $2,316 in 1999, and $2,187 in 1998; and for the benefit of Mr. Glass of $2,300 in 2000, $2,192 in 1999, and $2,059 in 1998. See "EMPLOYEE SAVINGS PLAN".
         Does not include personal benefits which did not exceed 10% of Mr. Craig's, Mr. Tilley's, Mr. Glass' or Mr. Miller's salary and bonus in any year.

EMPLOYMENT AGREEMENTS

         Mr. James Tilley and Mr. William Glass have each entered into an Employment Agreement with the Bank which runs through December 31, 2005. Each Employment Agreement provides that salary will be set annually by the Board of Directors. If the Bank terminates the Employment Agreement without cause, the Bank is obligated to continue to pay base salary for the longer of three months or the remainder of the term of the Employment Agreement.

         Mr. Miller has entered into an Employment Agreement with M&W Agency, Inc. which runs through December 31, 2005. Under the Employment Agreement, he receives an annual salary of $150,000 plus a bonus based upon the earnings before interest and taxes of M&W Agency, Inc. in excess of specific target amounts, up to $100,000 annually. If M&W Agency, Inc. terminates the Employment Agreement without cause, it is obligated to pay his salary, plus benefits, for the longer of three months or the remainder of the term of the Employment Agreement.

PENSION PLAN

         The Bank maintains a defined benefit pension plan for all eligible employees, including employees of its subsidiaries. An employee becomes vested in a pension benefit after five years of service. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. Prior to a May 1, 1994 amendment to the plan, the monthly benefit under the pension plan was 3% of average monthly compensation multiplied by years of service up to a maximum of fifteen years of service. In 1994, the pension plan was amended to change the benefit to 1% of average monthly compensation multiplied by years of service up to a maximum of thirty years of service. However, the benefits already accrued by employees prior to this amendment were not reduced by the amendment. Mr. Tilley, Mr. Glass, and Mr. Miller are participants in the pension plan, and as of December 31, 2000, Mr. Tilley had eleven years of credited service and his average monthly compensation under the plan was $9,996; Mr. Glass had seven years of credited service and his average monthly compensation under the plan was $9,473; and Mr. Miller had no accrued benefit under the plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

         In 1995, the Bank entered into non-qualified Supplemental Executive Retirement Plans ("SERP's") with Mr. Craig and Mr. Tilley to provide retirement benefits to supplement their benefits under the Bank's pension plan and replace the benefits reduced by the 1994 amendment to the Pension Plan. See "PENSION PLAN". In 1999, the Bank amended Mr. Tilley's agreement, and also entered into an agreement with Mr. Glass. Under the SERP's, as amended, Mr. Tilley and Mr. Glass are entitled to additional annual pension payments of $66,943 and $30,000, respectively, for 20 years after retirement at age 65, unless their employment is terminated earlier. The SERP's, as amended, also provide death benefits in the same annual amounts in the event the executive dies prior to age 65, which are payable over 10 years. Under Mr. Craig's SERP, as amended in 2000, his beneficiary will receive $92,776 per year, payable monthly for 20 years. A life insurance policy held by the Bank will assist it in funding this obligation. The Bank has also purchased life insurance policies on Mr. Tilley and Mr. Glass to assist in funding its obligations under their SERP's.

EMPLOYEE SAVINGS PLAN

         The Bank also maintains a 401(k) salary deferral plan to assist employees, including employees of its subsidiaries, in saving for retirement.

         All employees are eligible to participate on the first of the month following one year of service, provided they have completed 1,000 hours of service. Eligible employees can contribute up to a maximum of 15% of their base pay. An automatic 1% of base pay contribution is made by the Bank and in addition, the Bank makes a matching contribution at a rate of 25% of the first 4% contributed by a participant. Participants are always 100% vested in their own contributions and the Bank's matching contribution is also 100% vested.

         Individual account earnings will depend on the performance of the investment funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan. See "Summary Compensation Table" for a summary of the amounts contributed by the Bank to this Plan for the benefit of Mr. Craig, Mr. Tilley, Mr. Glass, and Mr. Miller.


                        COMPENSATION COMMITTEE INTERLOCKS
                        ---------------------------------
                            AND INSIDER PARTICIPATION
                            -------------------------

         The Compensation Committee of the Board of Directors serves as the Compensation Committee of the Company. The members of the Compensation Committee are: Phillip Brothman, LaVerne G. Hall, William F. Barrett, David C. Koch, James Tilley, and Thomas H. Waring, Jr. Mr. Tilley is President of the Company and the Bank, Mr. Brothman is Chairman of the Board, and is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees, and Mr. Waring is the owner of Waring Financial Group which receives commissions on certain life insurance premiums paid by the Company. See "Certain Transactions."

         There are no Compensation Committee Interlocks required to be disclosed in this Proxy Statement.

                        COMPENSATION COMMITTEE REPORT ON
                        --------------------------------
                             EXECUTIVE COMPENSATION
                             ----------------------

         The Compensation Committee has the responsibility of reviewing the overall compensation policies for the employees of the Bank and also establishes the compensation of Mr. Tilley and Mr. Glass, the Named Executives of the Company. Mr. Miller's compensation was negotiated and approved at the time the Company acquired the business and assets of M&W Group, Inc.

         The Bank uses a base salary/hourly rate and a bonus program to compensate its employees, including the Named Executives.

         The Bank uses a system of salary grades and corresponding salary ranges to set base salary/hourly rates. Positions are assigned a salary grade on the basis of job descriptions and comparisons to benchmark positions in the industry. Annually, the Bank participates in a number of salary surveys provided by or endorsed by various bank trade association groups. The surveys summarize compensation information on a national, regional and local basis, with data furnished based upon bank asset size and geographic region. In January of each year, management presents recommendations to the Compensation Committee to adjust the salary ranges based upon this information, as well as recommended salary adjustments for the employees. Compensation recommendations are determined based upon individual job performance, experience, and position within the salary range. Mr. Tilley, as the President, makes recommendations for the compensation levels of the Senior Vice-President, Mr. Glass. The Compensation Committee (excluding Mr. Tilley) develops recommendations for Mr. Tilley's salary based upon the same approach.

         Also, in January of each year, the Compensation Committee establishes a bonus pool for the Bank's employees based upon the financial performance of the Bank for the previous year, including such factors as the operating results compared to the operating budget, net income, the return on average assets, the return on average equity and the earnings per share, growth in loans, and growth in deposits. The Compensation Committee (excluding Mr. Tilley) then determines what amount of the bonus pool will be paid to each of Mr. Tilley and the Senior Vice President, Mr. Glass, based upon their evaluation of each person's performance and contributions to the financial results of the Bank for the prior year. Management then allocates the remainder of the bonus pool among other employees of the Bank based upon management's evaluation of individual job performance and contributions to the Bank.

                            COMPENSATION COMMITTEE:

            LaVerne G. Hall , Chairman             David C. Koch
            William F. Barrett                     James Tilley
            Phillip Brothman                       Thomas H. Waring, Jr.


         The report of the Compensation Committee, Audit Committee, and the Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K.

                              CERTAIN TRANSACTIONS
                              --------------------

         The Bank has had, and in the future expects to have, banking and fiduciary transactions with Directors and Executive Officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates on loans) as those prevailing at the time for comparable transactions with others.

         Mr. Phillip Brothman is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees.

         In 2000, the Company paid approximately $297,685 in life insurance premiums to Massachusetts Mutual. Waring Financial Group, which is owned by Thomas H. Waring, Jr., received commissions on such premium payments.

         In 2000, the Company paid approximately $146,425 in insurance premiums to M&W Group, Inc., which was owned by Robert G. Miller, Jr. and his brother prior to September 1, 2000 when its assets and business were acquired for 60,651 shares of common stock of the Company by M&W Agency, Inc., a subsidiary of Evans National Bank. M&W Agency, Inc. also leases certain offices from Millpine Enterprises, a partnership of Mr. Miller, his father, and his brother.


                                PERFORMANCE GRAPH
                                -----------------

         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period (December 31, 1995 to December 31, 2000) with the cumulative total return of the Standard & Poor's 500 ("S & P 500") stock index and Standard & Poors Banks (Major Regional)- 500 Stock Index ("Banks (Major Regional)-500"). As the Company's stock is not traded on a public market, the price information is based upon stock prices in private transactions as disclosed to the Company for the periods indicated. The comparison for each of the periods assumes that $100 was invested on December 31, 1995 in each of the Company's common stock, the stocks included in the Banks (Major Regional-500) Index, and the stocks included in the S & P 500 Index and that all dividends were reinvested.



                                  [LINE GRAPH]

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG EVANS BANCORP, INC.,
                      S&P 500 INDEX AND S&P GROUP INDEX



                      --------------------------FISCAL YEAR ENDING-----------------------------
COMPANY/INDEX/MARKET  12/29/1995  12/31/1996  12/31/1997  12/31/1998   12/31/1999   12/29/2000

EVANS BANCORP, INC.     100.00       131.14      185.15      221.16      233.36       235.94
S&P GROUP INDEX         100.00       136.64      204.46      227.01      194.78       249.38
S&P 500 INDEX           100.00       122.96      163.98      210.84      255.22       231.98


    -- EVANS BANCORP, INC.     ++ S&P GROUP INDEX      == S&P 500 INDEX


                    ASSUMES $100 INVESTED ON JAN. 01, 1998
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2000

                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Company operates under a written Charter adopted by the Board of Directors of the Company which is attached as Exhibit A to this Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussion with management and the independent accountants, the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

              David M. Taylor, Chairman            Phillip Brothman
              David C. Koch                        Robert G. Miller, Jr.


                              INDEPENDENT AUDITORS
                              --------------------

         The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the year ending December 31, 2001. Deloitte & Touche LLP also served as the Company's independent auditors for the year ended December 31, 2000. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have the opportunity to make a statement, if they so desire.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP for the professional services rendered, including the audit of the Company's annual financial statements, reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, and opening balance sheet work performed on M&W Agency, Inc. were $69,975 for the year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees', for the year ended December 31, 2000 were $16,154, consisting of due diligence work performed in conjunction with the Company's purchase of the assets and business of M&W Group, Inc., and tax consulting services and estimated tax return preparation for 2000.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                  OTHER MATTERS
                                  -------------

         The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by directors, officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

         It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting.

                     DEADLINE FOR SHAREHOLDER PROPOSALS FOR
                     --------------------------------------
                               2002 ANNUAL MEETING
                               -------------------

         In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement for next year's annual general meeting of shareholders, which is anticipated to be held during April, 2002, must be received by the Company no later than November 20, 2001. Such proposals should be sent to the Secretary, Evans Bancorp, Inc., 14-16 North Main Street, Angola, New York 14006. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under New York law. If a shareholder intends to present a proposal at the 2002 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 4, 2002, or the Company's management proxies for the 2002 Annual Meeting will be entitled to use their discretionary voting authority to vote on such proposal, without any discussion of the matter in the company's proxy materials. In accordance with the Company's By-Laws, shareholder nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations shall be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying shareholder. Under the current bylaws of the Company, in order to be eligible to be nominated as a new director of the Company, the proposed nominee must hold at least $10,000 aggregate market value of stock of the Company and be less than 70 years of age. Nominations not made in accordance with the bylaws of the Company may, in his/her discretion, be disregarded by the presiding officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event that the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of Common Stock of the Company shall be counted if at least one nomination for that person complies with the provisions of the bylaws of the Company.

                                           By Order of the Board of Directors,

                                             EVANS BANCORP, INC.



                                             Robert W. Allen
                                             Secretary


Angola, New York
March 20, 2001

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

ROLE OF COMMITTEE

The Committee will assist the Board of Directors in fulfilling its responsibilities regarding the Corporation's accounting policies and practices, internal controls, financial reporting practices, and compliance with laws and regulations of the Office of the Comptroller of Currency, the Federal Reserve Bank, the Federal Deposit Insurance Corporation, and the Securities and Exchange Commission, governing such matters.

COMPOSITION

The Committee shall consist of four directors and shall be appointed by the President.

FREQUENCY OF MEETINGS

The Committee will meet on a quarterly basis, or as often as necessary, to perform the duties required of it.

DUTIES

In carrying out its duties, the Committee will:

1. Recommend to the Board of Directors the independent auditors for the Corporation, as deemed necessary.

2. Review with the independent auditors the annual audit plan, recommendations for strengthening internal controls and management's responses to these recommendations, and the annual financial statements of the Corporation.

3. Review with the chief internal auditor the annual internal audit plan, including the degree of coordination with the independent auditor's annual audit plan.

4. Meet periodically with the independent auditor, without members of management present, when deemed necessary.

5. Meet with the general counsel, as deemed necessary, to discuss legal matters that may have a significant impact on the Company's financial statements.

6. Receive from management a summary of all results of examinations issued by the Office of the Comptroller of Currency, the Federal Reserve Bank, and other auditing bodies.

7. Perform such other reviews as the Committee deems appropriate in carrying out its responsibilities or as assigned to the Committee by the Board of Directors.

8.       Report periodically on its activities to the Board of Directors.

================================================================================


                              EVANS
                              NATIONAL
                              BANK [COMPANY LOGO]


                          COMMUNITY BANKING SINCE 1920

                                     ANGOLA
                                     DERBY
                                     EVANS
                                  FORESTVILLE
                                    HAMBURG
                                  NORTH BOSTON
                                  WEST SENECA

================================================================================

           R.S. Rowe & Company, Inc.; Job No. 9482; Proof of 3-15-01
        [TELEPHONE LOGO] (781) 849-9700; (212) 926-2444; (800) 324-6202;
                             FAX No. (781) 849-9740
                      EMAIL Address: rsrowe@Interserv.com
                           prn6\5th-3rd\Evans-prs.pm6

            PROXY FOR THE THIRTEENTH ANNUAL MEETING OF SHAREHOLDERS

                              EVANS BANCORP, INC.
                           14 - 16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert W. Allen and William F. Barret as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Evans Bancorp, Inc. held of record by either of the undersigned on March 6, 2001, at the Thirteenth Annual Meeting of Shareholders to be held on April 24, 2001, or any adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

[ ] FOR all five nominees listed below (except     [ ] WITHHOLD AUTHORITY to vote for all
    for any nominee whose name has been written        five nominees
    in the space provided).

    Nominees for a three year term as director:
    ------------------------------------------
    Phillip Brothman            David M. Taylor         Thomas H. Waring, Jr.

    Nominees for a two year term as director:
    -----------------------------------------
    Robert G. Miller, Jr.       James Tilley


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
            (continued and to be dated and signed on the other side)

[COMPANY LOGO: EVANS
Bancorp, Inc.]
---------------------------
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH  45263













                              fold and detach here
--------------------------------------------------------------------------------
In his discretion, upon such other matters as may properly come before the meeting or any adjournment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                     Dated:______________________________, 2001


                                    ____________________________________________
                                             (Signature of Shareholder)

                                    ____________________________________________
                                             (Signature of Shareholder)
                                    Please sign exactly as name appears on the
                                    stock certificate. When shares are held by joint ventures both are required to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name for and by its President or other authorized officer. If a partnership, please sign in partnership name by authorized person.